UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 6, 2004

TASER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16391	86-074122
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7860 E. McClain Dr., Suite 2
Scottsdale, Arizona	85260
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (480) 991-0791

TABLE OF CONTENTS

Item 5. Other Events. Redemption of Stock Warrants
Financial Statements are not applicable
Exhibit 99.1 Press Release dated February 2, 2004 (filed herewith)

SIGNATURE

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events. Redemption of Stock Warrants
On February 2, 2004, the Company called for redemption of all of its Public Warrants to Purchase Common Stock (Nasdaq: TASRW). The 259,264 Warrants outstanding on February 2, 2004 represent approximately $2.47 million of new capital for the Company, should they all be exercised. Each Warrant will continue to be exercisable for one share of Common Stock at $9.53 per share until 5:00 p.m. (Pacific Time) on March 30, 2004. After that time, the Warrants will no longer be exercisable, and holders will have the right to receive only the redemption price of $0.25 per TASRW Warrant.

Item 7. Exhibits
Exhibit No	Description
Exhibit No. (99.1)	Press Release dated February 2, 2004 (filed herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2004	TASER International, Inc.

	By:	/s/ KATHLEEN C. HANRAHAN

Kathleen C. Hanrahan
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description of Document
99.1	Press Release Dated February 2, 2004